UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 12, 2020

Migom Global Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216086	61-1787148
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 6th Ave, 3rd floor

New York, NY, 10036, USA

(Address of principal office)

(212) 257 6711

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement

On May 12, 2020, Migom Global Corp. (the “Company”), entered into an acquisition agreement with Migom Bank Ltd. and Thomas A. Schaetti (the “Migom Agreement”). Pursuant to the Migom Agreement, the Company acquired all of the outstanding equity of Migom Bank Ltd. (“Migom Bank”). Migom Bank is a regulated full-service international bank, licensed by the Financial Services Unit of the Ministry of Finance of Commonwealth of Dominica, specializing in providing retail banking services to individuals and companies worldwide. In addition to the traditional services of a deposit institution Migom Bank offers lending, leasing, and investment services, provides money transmittal services, is authorized to issue and administer means of payment such as credit and debit cards, travelers cheques, bankers’ drafts and electronic money. Migom Bank is also authorized by its regulators to provide custody of securities, issue guarantees and commitments, provide credit reference services, safe custody of valuables, offer all forms of electronic banking and foreign exchange and precious metal dealing services. Migom Bank is also authorized by its regulators to perform a variety of investment banking and corporate finance services. In exchange for the equity Migom Bank, the Company issued Mr. Schaetti 126,222 shares of common stock of the Company, at a price per share of $9.00.

On May 12, 2020, the Company, entered into an acquisition agreement with Central Rich Trading Ltd. and Thomas A. Schaetti (the “Central Agreement”). Pursuant to the Central Agreement, the Company acquired all of the outstanding equity of Central Rich Trading Ltd. (“Central”). Central is a money service business that is licensed by the Hong Kong Customs and Excise Department to provide all forms of permitted money services, electronic money and payment services in the respective territories. In exchange for the equity of Central, the Company issued Mr. Schaetti 17,778 shares of common stock of the Company, at a price per share of $9.00.

The Migom Bank Ltd. Agreement and the Central Rich Trading Ltd. Agreement were undertaken by the Company with a related party. However, the terms of the Migom Agreement and the Central Agreement were made at arms-length. Both the Migom Bank Ltd. Agreement and the Central Rich Trading Ltd. are conditioned on approval of the transfer of ownership by the Financial Services Unit of the Ministry of Finance of Commonwealth of Dominica and Hong Kong Customs and Excise Department respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 14, 2020, the Company completed the acquisition of all of the outstanding equity of Migom Bank, pursuant to the terms of the Migom Agreement, dated May 12, 2020, as described above. Migom is engaged in the banking industry.

On May 14, 2020, the Company completed the acquisition of all of the outstanding equity of Central, pursuant to the terms of the Central Agreement, dated May 12, 2020, as described above. Central is engaged in the money service business.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2020, Mr. Thomas A. Schaetti was appointed as President of the Company and Georgi Parrik assumed teh title of Chief Executive Officer.

FORM 10 DISCLOSURE

As mentioned in Item 2.01, on May 14, 2020, the Company effectively acquired Migom Bank and Central in transactions to be accounted for as an acquisition of a material asset. According to Item 2.01 of Form 8-K, the registrant is required to disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10. Such information will be filed as an amendment to this Form 8-K within 75 days of May 14, 2020.

END OF FORM 10 DISCLOSURE

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. In accordance with Item 9.01(a), Migom Bank’s and Central’s audited financial statements for the years ended December 3, 2019 and 22018 will be filed an amendment to this Current Report on Form 8-K and Migom Bank’s and Central’s unaudited financial statements for the interim period ended March 31, 2020 will be filed by amendment to this Current Report.

(b) Pro forma financial information: The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report no later than 75 days from May 14, 2020.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits:

10.1	Acquisition agreement, dated May 12, 2020, by and between the Company and Migom Bank Ltd.

10.2	Acquisition agreement, dated May 12, 2020, by and between the Company and Central Rich Trading Ltd.

99.1	Resolutions of appointment, dated May 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2020

Migom Global Corp.

/s/ Georgi Parrik
By:	Georgi Parrik
Tile:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Acquisition agreement, dated May 12, 2020, by and between the Company and Migom Bank Ltd.

10.2	Acquisition agreement, dated May 12, 2020, by and between the Company and Central Rich Trading Ltd.

99.1	Resolutions of appointment, dated May 14, 2020.

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